Exhibit 3.6
ARTICLES OF INCORPORATION
(Attach conformed copy.)
☑  PROFIT                    ☐  NONPROFIT
(Mark Appropriate Box)
     The undersigned persons, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (If a representing corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:
1. The name of the corporation is
     MISSISSIPPI MARKETING, INC.

2. Domicile address is    200 N. CANAL STREET

STREET
                                        NATCHEZ, MS 39121

CITY/STATE/COUNTY/ZIP
3. The period of duration is                         99 YEARS                                                              (NONPROFIT ONLY may be perpetual).
4. (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows (THIS IS FOR PROFIT ONLY):

Class(es)	No. of Shares Authorized

COMMON	1,000

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:
     NOT APPLICABLE
5. The street address of its initial registered office is
     200 SECURITY CENTRE SOUTH, SUITE 1100, 200 S. LAMAR STREET

STREET
     JACKSON, MS 39201

CITY/STATE/ZIP
     and the name of its initial registered agent at such address is
     W. F. BLAIR

6. The name and complete address of each incorporator is as follows (PLEASE TYPE OR PRINT):
     W. F. BLAIR, 200 S. LAMAR STREET, JACKSON, MS 39201

     LOU S. JORDAN, 200 S. LAMAR STREET, JACKSON, MS 39201

NAME/STREET ADDRESS/CITY/STATE/ZIP
7. Other provisions:

/s/ W. F. Blair

/s/ Lou S. Jordan
INCORPORATORS (SIGNATURES)

C-2

     APPLICATION
RESERVATION OF NAME

(Check only one)
☑ Mississippi Profit	☐ Mississippi Nonprofit	☐ Mississippi Limited Partnership
☐ Foreign Limited Partnership	☐ Foreign Profit	☐ Foreign Nonprofit
NAME TO RESERVE:   MISSISSIPPI MARKETING, INC.

Name elected to use in Mississippi:

(For Foreign Corporations ONLY)
Applicant’s name:    W. F. BLAIR

Applicant’s address:    200 SOUTH LAMAR STREET.

       STREET
                                     JACKSON, MS 39201

CITY/STATE/ZIP

For transfer of reserved name only:
Name reserved:

Owner of reserved corporate name:

Transferred to:

NAME

STREET/CITY/STATE/ZIP

/s/ W. F. Blair
(Signature of Owner/Applicant)

REGISTRATION OF CORPORATE NAME
(For Foreign Corporations ONLY)

☐ Profit   ☐ Nonprofit
NAME OF CORPORATION:

Name elected to use in Mississippi:

State or country of incorporation:

Date incorporated or formed:

Brief description of the nature of the activities in which it is engaged:

CORPORATE NAME
By

                  NAME/TITLE                                                                           SIGNATURE

C-1